Carriage Services Announces Third Quarter 2023 Results
Conference call on Thursday, November 9, 2023 at 9:30 a.m. central time.
HOUSTON - November 8, 2023 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the third quarter ended September 30, 2023.
Company Highlights:
•15.5% growth in cemetery operating revenue helped drive an increase of $3.0 million in total revenue over the prior year quarter;
•Adjusted consolidated EBITDA increased $1.4 million over the prior year quarter, or 6.1%, and adjusted consolidated EBITDA margin increased 70 basis points to 26.8%;
•Reported adjusted free cash flow of $21.4 million, a 30% increase over the third quarter of 2022;
•The Company paid down $16.7 million of debt on the credit facility during the quarter; and
•The Company has updated its full-year 2023 outlook to $375-$380 million in total revenue, adjusted consolidated EBITDA of $105-$110 million, adjusted diluted earnings per share of $1.90-$2.00; free cash flow of $50-$60 million remains unchanged.
Carlos Quezada, Vice Chairman and CEO, stated, “We are very pleased to report strong third-quarter results, demonstrating meaningful growth compared to the prior year. Our revenue growth has been primarily driven by preneed cemetery sales, resulting in substantial growth of 15.5% of our total cemetery operating revenue. Despite facing inflationary cost pressures and macroeconomic and pull-forward headwinds, we successfully maintained a 39.9% total field EBITDA margin. Moreover, we increased our adjusted consolidated EBITDA by 6.1%, and grew our adjusted consolidated EBITDA margin by 70 basis points.
Our strong operating results translated into robust free cash flow generation of $21.4 million for the quarter, allowing us to reduce our variable rate credit facility by $16.7 million. Nevertheless, despite this paydown, we experienced a significant increase in interest expense compared to last year's quarter. After accounting for the approximately 12 cent increase in interest expense, our adjusted diluted earnings per share aligns closely with last year's quarter.
Following three quarters of strong operational performance, we remain focused on navigating the current macroeconomic environment, which includes continued cost inflation and higher variable interest rates, along with death rate normalization, as the pull-forward effect of COVID continues to impact volume. Consequently, we are tightening our full-year guidance, with revenue anticipated to range between $375 million to $380 million, adjusted consolidated EBITDA of $105 million to $110 million, and adjusted diluted earnings per share between $1.90 to $2.00; additionally, we are reaffirming our strong adjusted free cash flow of $50 million to $60 million.
We remain focused on our revenue growth strategies, managing our cost structure and maintaining strong margins, and executing our capital allocation plan to accelerate debt payment. We are confident our team will continue to sustain High Performance and create long-term value for our shareholders,” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except margins and EPS)	2022	2023	2022	2023

GAAP Metrics:
Total revenue	$87.5	$90.5	$276.3	$283.7
Net income	$5.9	$4.6	$33.2	$21.8
Net income margin	6.7%	5.1%	12.0%	7.7%
Diluted EPS	$0.38	$0.30	$2.09	$1.39
Cash provided by operating activities	$19.9	$22.7	$50.0	$61.8

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$22.9	$24.3	$80.7	$80.7
Adjusted consolidated EBITDA margin	26.1%	26.8%	29.2%	28.5%
Adjusted diluted EPS	$0.45	$0.33	$1.96	$1.42
Adjusted free cash flow	$16.5	$21.4	$40.9	$42.3

(1)	We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

•Revenue for the three months ended September 30, 2023 increased $3.0 million compared to the three months ended September 30, 2022, as we experienced a 13.4% increase in the number of preneed interment rights (property) sold and a 12.4% increase in the average price per interment right sold, while the funeral contract volume and the average revenue per funeral contract remained flat.
•Revenue for the nine months ended September 30, 2023 increased $7.4 million compared to the nine months ended September 30, 2022, as we experienced a 12.2% increase in the average price per preneed interment right sold, a 4.0% increase in the number of preneed interment rights (property) sold and a 0.9% increase in the average revenue per funeral contract, offset by a 2.0% decrease in the funeral contract volume.
•Net income for the three months ended September 30, 2023 decreased $1.2 million compared to the three months ended September 30, 2022, primarily due to a $2.6 million increase in interest expense and a $0.9 million increase in general and administrative expenses, offset by a $1.8 million increase in gross profit.
•Net income for the nine months ended September 30, 2023 decreased $11.4 million compared to the nine months ended September 30, 2022, primarily due to a $9.0 million increase in interest expense and a $3.7 million impact from divestitures, disposals and insurance reimbursements.

REVISED 2023 OUTLOOK

	Previous 2023 Outlook	Revised 2023 Outlook
(in millions except per share amounts)

Total revenue	$375 - $385	$375 - $380
Adjusted consolidated EBITDA	$110 - $115	$105 - $110
Adjusted diluted EPS	$2.25 - $2.40	$1.90 - $2.00
Adjusted free cash flow	$50 - $60	$50 - $60

The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, November 9, 2023 at 9:30 a.m. central time. To participate in the call, please dial 888-254-3590 (Conference ID - 8216887) or live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Funeral operating revenue	$58,919	$59,397	$187,433	$186,779
Cemetery operating revenue	21,285	24,577	66,864	75,324
Financial revenue	5,781	5,346	17,188	17,861
Ancillary revenue	1,049	1,156	3,099	3,445
Divested revenue	463	18	1,674	277
Total revenue	$87,497	$90,494	$276,258	$283,686

Funeral operating EBITDA	$21,707	$22,025	$75,078	$70,578
Funeral operating EBITDA margin	36.8%	37.1%	40.1%	37.8%

Cemetery operating EBITDA	7,869	9,005	27,600	30,338
Cemetery operating EBITDA margin	37.0%	36.6%	41.3%	40.3%

Financial EBITDA	5,381	4,945	15,917	16,672
Financial EBITDA margin	93.1%	92.5%	92.6%	93.3%

Ancillary EBITDA	188	147	560	366
Ancillary EBITDA margin	17.9%	12.7%	18.1%	10.6%

Divested EBITDA	108	13	187	11
Divested EBITDA margin	23.3%	72.2%	11.2%	4.0%
Total field EBITDA	$35,253	$36,135	$119,342	$117,965
Total field EBITDA margin	40.3%	39.9%	43.2%	41.6%

Total overhead	$13,829	$12,848	$40,488	$38,200
Overhead as a percentage of revenue	15.8%	14.2%	14.7%	13.5%

Consolidated EBITDA	$21,424	$23,287	$78,854	$79,765
Consolidated EBITDA margin	24.5%	25.7%	28.5%	28.1%

Other expenses and interest
Depreciation & amortization	$4,716	$5,186	$14,611	$15,623
Non-cash stock compensation	1,493	1,992	4,578	6,155
Interest expense	6,678	9,278	18,208	27,213
Net (gain) loss on divestitures and sale of real property	—	24	(575)	(550)
Net gain on property damage, net of insurance claims	—	(379)	(3,275)	(343)
Impairment of goodwill, intangibles and PPE	—	211	—	454
Other, net	(102)	199	64	389
Pretax income	$8,639	$6,776	$45,243	$30,824
Net tax expense	2,779	2,131	12,082	9,049
Net income	$5,860	$4,645	$33,161	$21,775
Special items(1)	$1,431	$829	$(2,584)	$534
Tax on special items	356	238	(570)	154
Adjusted net income	$6,935	$5,236	$31,147	$22,155
Adjusted net income margin	7.9%	5.8%	11.3%	7.8%

Adjusted basic earnings per share	$0.47	$0.35	$2.08	$1.48
Adjusted diluted earnings per share	$0.45	$0.33	$1.96	$1.42

GAAP basic earnings per share	$0.40	$0.31	$2.22	$1.46
GAAP diluted earnings per share	$0.38	$0.30	$2.09	$1.39

Weighted average shares o/s - basic	14,689	14,820	14,908	14,791
Weighted average shares o/s - diluted	15,537	15,514	15,849	15,480

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$21,424	$23,287	$78,854	$79,765
Special items(1)	1,431	973	1,799	973
Adjusted consolidated EBITDA	$22,855	$24,260	$80,653	$80,738
Adjusted consolidated EBITDA margin	26.1%	26.8%	29.2%	28.5%

(1)	A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	December 31, 2022	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,170	$1,675
Accounts receivable, net	24,458	25,524
Inventories	7,613	9,088
Prepaid and other current assets	4,733	4,030
Total current assets	37,974	40,317
Preneed cemetery trust investments	95,065	92,583
Preneed funeral trust investments	104,553	106,433
Preneed cemetery receivables, net	26,672	34,332
Receivables from preneed funeral trusts, net	19,976	21,295
Property, plant and equipment, net	278,106	288,407
Cemetery property, net	104,170	113,199
Goodwill	410,137	423,643
Intangible and other non-current assets, net	32,930	37,221
Operating lease right-of-use assets	17,060	15,987
Cemetery perpetual care trust investments	66,307	82,042
Total assets	$1,192,950	$1,255,459
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$3,172	$3,811
Accounts payable	11,675	11,558
Accrued and other liabilities	30,621	37,977
Total current liabilities	45,468	53,346
Acquisition debt, net of current portion	3,438	3,335
Credit facility	188,836	185,856
Senior notes	395,243	395,737
Obligations under finance leases, net of current portion	4,743	6,724
Obligations under operating leases, net of current portion	17,315	15,736
Deferred preneed cemetery revenue	51,746	62,384
Deferred preneed funeral revenue	32,029	40,343
Deferred tax liability	48,820	48,907
Other long-term liabilities	3,065	1,504
Deferred preneed cemetery receipts held in trust	95,065	92,583
Deferred preneed funeral receipts held in trust	104,553	106,433
Care trusts’ corpus	65,495	81,299
Total liabilities	1,055,816	1,094,187
Commitments and contingencies:
Stockholders’ equity:
Common stock	264	266
Additional paid-in capital	238,780	241,141
Retained earnings	176,843	198,618
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	137,134	161,272
Total liabilities and stockholders’ equity	$1,192,950	$1,255,459

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2023	2022	2023

Revenue:
Service revenue	$42,992	$43,708	$135,279	$136,437
Property and merchandise revenue	37,607	40,287	120,495	125,928
Other revenue	6,898	6,499	20,484	21,321
	87,497	90,494	276,258	283,686
Field costs and expenses:
Cost of service	22,317	22,650	65,805	69,202
Cost of merchandise	28,668	30,302	87,304	92,255
Cemetery property amortization	1,278	1,318	4,314	4,411
Field depreciation expense	3,281	3,634	9,831	10,546
Regional and unallocated funeral and cemetery costs	5,096	3,771	17,409	13,339
Other expenses	1,259	1,407	3,807	4,264
	61,899	63,082	188,470	194,017
Gross profit	25,598	27,412	87,788	89,669

Corporate costs and expenses:
General, administrative and other	10,383	11,303	28,123	31,682
Net (gain) loss on divestitures, disposals and impairments charges	(7)	423	(433)	929
Operating income	15,222	15,686	60,098	57,058

Interest expense	6,678	9,278	18,208	27,213
Net gain on property damage, net of insurance claims	—	(379)	(3,275)	(343)
Other, net	(95)	11	(78)	(636)
Income before income taxes	8,639	6,776	45,243	30,824
Expense for income taxes	2,640	2,058	12,578	8,899
Tax adjustment related to discrete items	139	73	(496)	150
Total expense for income taxes	2,779	2,131	12,082	9,049
Net income	$5,860	$4,645	$33,161	$21,775

Basic earnings per common share:	$0.40	$0.31	$2.22	$1.46
Diluted earnings per common share:	$0.38	$0.30	$2.09	$1.39

Dividends declared per common share:	$0.1125	$0.1125	$0.3375	$0.3375

Weighted average number of common and common equivalent shares outstanding:
Basic	14,689	14,820	14,908	14,791
Diluted	15,537	15,514	15,849	15,480

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended September 30,
	2022	2023
Cash flows from operating activities:
Net income	$33,161	$21,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,611	15,623
Provision for credit losses	2,292	2,314
Stock-based compensation expense	4,577	6,155
Deferred income tax expense	1,699	87
Amortization of intangibles	957	982
Amortization of debt issuance costs	397	524
Amortization and accretion of debt	368	384
Net (gain) loss on divestitures, disposals and impairment charges	(433)	929
Net gain on property damage, net of insurance claims	(3,275)	(343)
Gain on sale of real property	—	(658)
Other	(153)	—

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(3,053)	(4,607)
Inventories, prepaid and other current assets	2,785	(52)
Intangible and other non-current assets	(1,381)	(2,285)
Preneed funeral and cemetery trust investments	(12,585)	990
Accounts payable	(2,451)	(117)
Accrued and other liabilities	(3,080)	5,297
Incentive payment from vendor	—	6,000
Deferred preneed funeral and cemetery revenue	2,852	11,110
Deferred preneed funeral and cemetery receipts held in trust	12,758	(2,259)
Net cash provided by operating activities	50,046	61,849

Cash flows from investing activities:
Acquisitions of businesses and real property	(8,876)	(44,000)
Proceeds from divestitures and sale of other assets	4,313	2,296
Proceeds from insurance claims	2,209	1,388
Capital expenditures	(20,346)	(13,069)
Net cash used in investing activities	(22,700)	(53,385)

Cash flows from financing activities:
Borrowings from the credit facility	114,600	68,100
Payments against the credit facility	(101,000)	(71,500)
Payment of debt issuance costs for the credit facility and senior notes	(339)	—
Payments on acquisition debt and obligations under finance leases	(314)	(491)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,438	1,207
Taxes paid on restricted stock vestings and exercise of stock options	(287)	(252)
Dividends paid on common stock	(5,108)	(5,023)
Purchase of treasury stock	(36,663)	—
Net cash used in financing activities	(27,673)	(7,959)

Net increase (decrease) in cash and cash equivalents	(327)	505
Cash and cash equivalents at beginning of period	1,148	1,170
Cash and cash equivalents at end of period	$821	$1,675

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this press release.
The Non-GAAP financial measures used in this press release and the definitions of them used by the Company for our internal management purposes in this press release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The change in uncertain tax reserves was not tax effected. Special items were taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as net income before income taxes, interest expense, non-cash stock compensation, depreciation and amortization, net (gain) loss on divestitures and sale of real property, net gain on property damage, net of insurance claims, impairment of goodwill, intangibles and PPE, and other, net. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs, litigation reserves, disaster recovery and pandemic costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures, which include facility repairs and improvements, equipment, furniture and vehicle purchases and information technology infrastructure improvements. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested EBITDA related to the Funeral Home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the Cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument company, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation to gross profit, the most directly comparable GAAP measure, is set forth below.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to net income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income to Consolidated EBITDA, Adjusted Consolidated EBITDA (in thousands) and Adjusted Consolidated EBITDA margin for the three and nine months ended September 30, 2022 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Net income	$5,860	$4,645	$33,161	$21,775
Total expense for income taxes	2,779	2,131	12,082	9,049
Income before income taxes	$8,639	$6,776	$45,243	$30,824

Depreciation & amortization	4,716	5,186	14,611	15,623
Non-cash stock compensation	1,493	1,992	4,578	6,155
Interest expense	6,678	9,278	18,208	27,213
Net (gain) loss on divestitures and sale of real property	—	24	(575)	(550)
Net gain on property damage, net of insurance claims	—	(379)	(3,275)	(343)
Impairment of goodwill, intangibles and PPE	—	211	—	454
Other, net	(102)	199	64	389
Consolidated EBITDA	$21,424	$23,287	$78,854	$79,765
Adjusted for:
Severance and Separation Costs	$1,431	$—	$1,431	$—
Litigation reserve	—	—	200	—
Disaster recovery and pandemic costs	—	—	168	—
Other special items	—	973	—	973
Adjusted consolidated EBITDA	$22,855	$24,260	$80,653	$80,738

Total revenue	$87,497	$90,494	$276,258	$283,686

Adjusted consolidated EBITDA margin	26.1%	26.8%	29.2%	28.5%

Special Items affecting Adjusted Net Income (in thousands) for the three and nine months ended September 30, 2022 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Severance and separation costs	$1,431	$—	$1,431	$—
Net (gain) loss on divestitures and sale of real property	—	24	(575)	(550)
Impairment of goodwill, intangibles and PPE	—	211	—	454
Litigation reserve	—	—	200	—
Net gain on property damage, net of insurance claims	—	(379)	(3,275)	(343)
Disaster recovery and pandemic costs	—	—	168	—
Change in uncertain tax reserves	—	—	(533)	—
Other special items	—	973	—	973
Total	$1,431	$829	$(2,584)	$534

Reconciliation of Gross Profit to Total Field EBITDA (in thousands) and Total Field EBITDA margin for the three and nine months ended September 30, 2022 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Gross profit (GAAP)	$25,598	$27,412	$87,788	$89,669
Cemetery property amortization	1,278	1,318	4,314	4,411
Field depreciation expense	3,281	3,634	9,831	10,546
Regional and unallocated funeral and cemetery costs	5,096	3,771	17,409	13,339
Total field EBITDA	$35,253	$36,135	$119,342	$117,965

Total revenue	$87,497	$90,494	$276,258	$283,686

Total field EBITDA margin	40.3%	39.9%	43.2%	41.6%

Gross profit margin	29.3%	30.3%	31.8%	31.6%
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and nine months ended September 30, 2022 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
GAAP basic earnings per share	$0.40	$0.31	$2.22	$1.46
Special items	0.07	0.04	(0.14)	0.02
Adjusted basic earnings per share	$0.47	$0.35	$2.08	$1.48
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2022 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
GAAP diluted earnings per share	$0.38	$0.30	$2.09	$1.39
Special items	0.07	0.03	(0.13)	0.03
Adjusted diluted earnings per share	$0.45	$0.33	$1.96	$1.42

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (in thousands) for the three and nine months ended September 30, 2022 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Cash provided by operating activities	$19,869	$22,662	$50,046	$61,849
Cash used for maintenance capital expenditures	(3,728)	(2,203)	(9,710)	(5,926)
Free cash flow	$16,141	$20,459	$40,336	$55,923

Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments(1)	$—	$—	$—	$(8,599)
Vendor incentive payment(2)	—	—	—	(6,000)
Severance and separation costs	384	—	384	—
Disaster recovery and pandemic costs	—	—	168	—
Other special items	—	973	—	973
Adjusted free cash flow	$16,525	$21,432	$40,888	$42,297

(1)
During the nine months ended September 30, 2023, we withdrew $8.6 million of realized capital gains and earnings from our preneed funeral and cemetery trust investments. In certain states, we are allowed to withdraw these funds prior to the delivery of preneed merchandise and service contracts. While the realized capital gains and earnings are not recognized as revenue, they increase our cash flow from operations.

(2)
During the nine months ended September 30, 2023, we received a $6.0 million incentive payment from a vendor for entering into a strategic partnership agreement to market and sell prearranged funeral services in the future. While the incentive payment was not recognized as revenue, it increased our cash flow from operations.

Reconciliation of the Revised 2023 Outlook for the Estimated Year Ended December 31, 2023:
Reconciliation of Net Income to Consolidated EBITDA, Adjusted Consolidated EBITDA (in thousands) and Adjusted Consolidated EBITDA Margin for the estimated year ended December 31, 2023:

2023E
Net income	$29,000
Total expense for income taxes	11,750
Income before income taxes	$40,750

Depreciation & amortization	20,900
Non-cash stock compensation	8,100
Interest expense	36,250
Other	—
Consolidated EBITDA	$106,000
Adjusted for:
Special items	1,000
Adjusted consolidated EBITDA	$107,000

Total revenue	$376,000

Adjusted consolidated EBITDA margin	28.5%
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated year ended December 31, 2023:

2023E
GAAP diluted earnings per share	$1.87
Special items	0.05
Adjusted diluted earnings per share	$1.92

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (in thousands) for the estimated year ended December 31, 2023:

2023E
Cash provided by operating activities	$75,000
Cash used for maintenance capital expenditures	(8,000)
Free cash flow	$67,000
Special items	(14,000)
Adjusted free cash flow	$53,000
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any expectations and projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives, and expectations of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic growth plan, anticipated integration, performance and other benefits of recently completed acquisitions, and cost management and debt reductions; any statements regarding the timing of the strategic alternatives review; the outcome of the strategic alternatives review, including whether any transaction occurs, if at all; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our growth strategy, if at all; our ability to execute and meet the objectives of our High Performance and Credit Profile Restoration Plan, if at all; the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including share repurchases, potential strategic acquisitions, internal growth projects, dividend increases, or debt repayment plans; our ability to meet the projected financial and equity performance goals to our updated full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, such as the COVID-19 coronavirus, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics, such as the COVID-19 coronavirus, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation of the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; potential adverse impacts resulting from our recent announcement regarding our board of directors’ review of potential strategic alternatives for the Company; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.